Putnam Pennsylvania Tax Exempt Fund, November 30, 2004, semi annual report.


Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

Q4b Market timing disclosure
For the period ended November 30, 2004, Putnam Management has assumed $3,470 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.



72DD1	Class A	3,064
		Class B	816

72DD2	Class M	41

73A1		Class A	.181256
		Class B	.151561

73A2		Class M	.167742

74U1		Class A	16,681
		Class B	5,148

74U2		Class M	241

74V1		Class A	9.09
		Class B	9.08

74V2		Class M	9.10